UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 1, 2005

Date of report (Date of earliest event reported)

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 594-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The Board of Directors of SL Green Realty Corp. (the “Company”) approved a restricted stock award to a group of its executive officers and members of senior management.  The Board of Directors approved the restricted stock award based on the Company’s outstanding performance, particularly in 2004, and on the basis that it would appropriately complement prior long-term restricted stock awards previously granted by the Company.  The restricted stock award was issued on February 1, 2005 in an aggregate amount of 199,700 shares and will vest over a five year period subject to the recipient’s remaining an employee of the Company, with 60% of the award vesting on the fourth and fifth anniversary of the award.  Recipients will have the right to receive dividends on their respective shares of restricted stock commencing on the date of issuance.  The Company will also provide for a tax gross-up on the awards.  The shares of restricted stock are being issued under the Company’s Amended 1997 Stock Option and Incentive Plan.  Grants to the Company's senior executive officers included 54,000 shares to each of Stephen L. Green and Marc Holliday, 30,000 shares to Andrew Mathias, 17,000 shares to Gregory Hughes and 7,500 shares to Gerard T. Nocera.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2005

	By:	/s/ Gregory F. Hughes
		Name:	Gregory F. Hughes
		Title:	Chief Financial Officer